Exhibit 5.1

March 4, 2024

Albemarle Corporation

Post-Effective Amendment No. 1 to the Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Albemarle Corporation, a Virginia corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of post-effective amendment No. 1 to the registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: (i) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company (the “Preferred Stock” and, together with the Common Stock, the “Stock”); (iii) debt securities of the Company, which may be senior or subordinated (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (v) depositary shares (the “Depositary Shares”); and (vi) units of a combination of one or more of the Debt Securities, Preferred Stock, Common Stock or Warrants (the “Units” and, together with the Debt Securities, the Stock and the Depositary Shares, the “Securities”).

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities will be issued under the Indenture, dated as of January 20, 2005 (the “Indenture”), between the Company and The Bank of New York, as trustee, as amended, supplemented or otherwise modified from time to time, which is incorporated by reference into the Registration Statement. In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any deposit agreement, warrant agreement, Warrant or Unit will be governed by the laws of the State of New York; and (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion that:

1. With respect to the Debt Securities to be issued by the Company under the Indenture, assuming the Indenture has been duly authorized and validly executed and delivered by the trustee under the Indenture (the “Trustee”), when (a) the Trustee is qualified to act in such capacity under the Indenture, (b) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (c) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (e) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the applicable Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

2. With respect to the Warrants, assuming the warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company, the warrant agent appointed by the Company and each other party thereto, when (a) the applicable Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) if such Warrants are exercisable for Common Stock, the actions necessary for the Common Stock to be validly issued have been taken, (c) if such Warrants are exercisable for Preferred Stock, the actions necessary for the Preferred Stock to be validly issued have been taken, (d) if such Warrants are exercisable for Debt Securities, the actions necessary for the Debt Securities to constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms have been taken and (e) such Warrants or the certificates representing such Warrants have been duly executed, authenticated, issued and delivered in accordance with the provisions of the appropriate warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the applicable Board, upon payment of the consideration therefor provided for therein, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

3. With respect to the Depositary Shares, assuming a deposit agreement relating to the Depositary Shares has been duly authorized and validly executed and delivered by the Company, the depositary agent appointed by the Company and each other party thereto, when (a) the applicable Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Depositary Shares and the related series of Preferred Stock, the terms of the offering thereof and related matters, (b) the actions necessary for related series of Preferred Stock to be validly issued have been taken, (c) Depositary Shares or receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate deposit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the applicable Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); and

4. With respect to the Units, assuming the unit agreement relating to the Units has have been duly authorized and validly executed and delivered by the parties thereto, when (a) the applicable Board has taken all necessary corporate action to approve the creation of and the issuance and terms of such Units, the terms of the offering thereof and related matters, (b) if such Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 1 above have been taken, (c) if such Units relate to the issuance and sale of Preferred Stock, the actions necessary for related series of Preferred Stock to be validly issued have been taken, (d) if such Units relate to the issuance and sale of Common Stock, the actions necessary for related series of Preferred Stock to be validly issued have been taken and (e) if such Units relate to the issuance and sale of Warrants, the actions described in paragraph 2 above have been taken, then such Units will be legally issued and binding obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Indenture, any warrant agreement relating to the Warrants, the Debt Securities, the Warrants or the Units that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of the Indenture, any warrant agreement relating to the Warrants, the Debt Securities, the Warrants or the Units to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance that cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the Commonwealth of Virginia. Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of the Commonwealth of Virginia as they relate to the Company, we have relied upon and assumed the correctness of, without independent investigation, the opinion of Troutman Pepper Hamilton Sanders LLP, which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.

We understand that we may be referred to under the heading “Legal Matters” in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

[Signature Page Follows]

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Albemarle Corporation

4250 Congress Street, Suite 900

 Charlotte, North Carolina 28209

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